SECOND AMENDMENT AND EXTENSION AGREEMENT
THIS SECOND AMENDMENT AND EXTENSION AGREEMENT (this “Agreement”) is dated as of October 30, 2015 and is entered into by and among NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (the “Borrower”), the Lenders party hereto, and SUNTRUST BANK, as Administrative Agent (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of December 15, 2011 by and among the Borrower, the Lenders party thereto, the Administrative Agent and the other Agents named therein (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of February 26, 2013 and modified by the First Extension Agreement, dated as of November 8, 2013, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Agreement.

RECITALS
WHEREAS, on August 23, 2015, The Southern Company, a Delaware corporation (“Southern Company”), AGL Resources, Inc. (“Holdings”), and AMS Corp., a Georgia corporation and a wholly-owned subsidiary of Southern Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Southern Company-AGL Merger Agreement”). The Southern Company-AGL Merger Agreement provides for the merger of Merger Sub with and into Holdings on the terms and subject to the conditions set forth in the Merger Agreement (the “Southern Company-AGL Merger”), with Holdings continuing as the surviving corporation and a wholly-owned, direct subsidiary of Southern Company.
WHEREAS, the Borrower has requested the consent from the Required Lenders to the Southern Company-AGL Merger.
WHEREAS, the Borrower has requested a one-year extension of the Revolving Termination Date pursuant to Section 2.24(a) of the Credit Agreement and the Lenders signatory hereto have approved such request pursuant to Section 2.24 of the Credit Agreement.
WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

A. Section 1.1. The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

(a) “ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period (with a floor of 1%) plus 1.0%. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by SunTrust as its prime rate in effect at its principal office in Atlanta, Georgia (the Prime Rate not being intended to be the lowest or best rate of interest charged by SunTrust in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

(b) “Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR 01 Page (or any successor page) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Reuters Screen LIBOR 01 Page (or any successor page), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., Charlotte time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; and if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(c) “FATCA” Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

(d) “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, and if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(e) “LIBOR Market Index Rate”: means, for any day, (a) the rate per annum equal to the London Interbank Offered Rate for an Interest Period of one month appearing on Reuters Screen LIBOR 01 Page (or any successor page) at approximately 11:00 a.m., London time for such day, provided, if such day is not a Business Day, the immediately preceding Business Day; or (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Reuters Screen LIBOR 01 Page (or any successor page), the average of the interest rates per annum at which dollar deposits of $5,000,000 and for a one-month maturity are offered by the respective principal London offices of two reference banks reasonably designated by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day; and if the LIBOR Market Index Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

B. Section 1.1. The following new definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

(a) “Designated Jurisdiction”: means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

(b) “Merger Sub”: means AMS Corp., a Georgia corporation, and a wholly-owned subsidiary of Southern Company.

(c) “Sanction(s)”: means any economic or financial sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, and Her Majesty’s Treasury.

(d) “Southern Company”: means The Southern Company, a Delaware corporation.

(e) “Southern Company-AGL Merger”: means the merger of Merger Sub with and into AGL Resources, Inc. on the terms and subject to the conditions set forth in the Southern Company-AGL Merger Agreement, with AGL Resources, Inc. continuing as the surviving corporation and a wholly-owned, direct subsidiary of Southern Company.

(f) “Southern Company-AGL Merger Agreement”: means the Agreement and Plan of Merger entered into as of August 23, 2015 among Southern Company, AGL Resources, Inc., and AMS Corp., a Georgia corporation, as may be amended or modified from time to time.

C. Section 2.16(b). Section 2.16(b) of the Credit Agreement is amended in its entirety as follows:

(b)    If any Lender shall have determined that any Change in Law regarding capital or liquidity requirements shall have the effect of reducing the rate of return on such Lender’s or such Lender’s holding company’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such Lender’s holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall, within 15 days of such request, pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such period for which the Borrower shall be required to compensate the Lenders shall be extended to include the period of such retroactive effect
D. Section 3.15. Section 3.15 of the Credit Agreement is amended in its entirety as follows:

3.15    Use of Proceeds. The proceeds of the Loans shall be used to repay Indebtedness under the Existing Credit Agreements, to support the issuance of commercial paper by the Borrower, to fund Permitted Acquisitions and capital expenditures of the Borrower and its Subsidiaries and to provide for ongoing working capital needs, and for general corporate purposes of the Borrower and the other Group Members. Notwithstanding the foregoing, the Borrower shall not use the proceeds of the Loans, directly or, to the knowledge of the Borrower, indirectly, or lend, contribute or otherwise make available such proceeds to AGL Resources Inc., any Subsidiary, joint venture partner or other individual or entity, (i) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will, to the knowledge of the Borrower, result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Swingline Lender, or otherwise) of Sanctions or (ii) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, or the UK Bribery Act 2010.

E. Section 3.20. Section 3.20 of the Credit Agreement is amended in its entirety as follows:

3.20. Sanctions. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions , (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
F. Section 3.21. Section 3.21 of the Credit Agreement is amended in its entirety as follows:

3.21. Anti-Corruption Laws. Each of the Borrower and its Subsidiaries has conducted its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, and maintains policies and procedures designed to promote and achieve compliance with such laws.
G. Section 5.9: Section 5.9 of the Credit Agreement is amended in its entirety as follows:

5.9    OFAC, PATRIOT Act Compliance. The Borrower will, and will cause each Group Member to, (i) refrain from doing business in a Designated Jurisdiction or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.
H. Section 7(i): Section 7(i) of the Credit Agreement is amended in its entirety as follows:

(i)    (i) prior to the consummation of the Southern Company-AGL Merger (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of AGL Resources Inc. or (B) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than AGL Resources Inc. shall become the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the Borrower entitled to vote in the election of directors such that such “person” or “group” is empowered to elect a majority of the directors of the Borrower; or (ii) on or after the consummation of the Southern Company-AGL Merger, (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 51% of the outstanding common stock of Southern Company or (B) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Southern Company shall become the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the Borrower entitled to vote in the election of directors such that such “person” or “group” is empowered to elect a majority of the directors of the Borrower;

SECTION II.	LIMITED CONSENT

A. Subject to the satisfaction of the conditions set forth in Section IV(A) of this Agreement, the undersigned Lenders hereby each offer their limited consent to the Southern Company-AGL Merger until the earlier of the following (each, a “Consent Termination Event”): (i) August 23, 2016, or if the Outside Date (as defined in the Southern Company-AGL Merger Agreement as of August 23, 2015) shall have been extended to a later date as provided in Section 8.1(b)(i) of the Southern Company-AGL Merger Agreement (as of August 23, 2015), such later date (but in any event not later than February 23, 2017); or (ii) the date the Southern Company-AGL Merger Agreement is validly terminated in accordance with its terms; or (iii) the Southern Company-AGL Merger Agreement is amended or modified or a consent is provided thereunder in any case in a manner that is materially adverse to the interests of the Lenders after the date hereof.

B. Upon the occurrence of any Consent Termination Event, the limited consent set forth in Section II(A) hereof shall automatically terminate and be of no further force or effect, and all rights and remedies with respect to the matters set forth in Section II(A) hereof of the Administrative Agent and the Lenders under the Credit Agreement and any other Loan Document shall, without any further action by any person, automatically be reinstated as if the limited consent set forth in Section II(A) hereof had not become effective. This limited consent shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Credit Agreement, which shall continue in full force and effect, nor shall this limited consent constitute a course of dealing among the parties.

SECTION III.	EXTENSION AND WAIVER

A. Pursuant to Section 2.24(a) of the Credit Agreement, the Borrower has requested an extension of the existing Revolving Termination Date for a period of one year from December 15, 2017 to December 14, 2018. As of the date hereof, Extending Lenders holding more than fifty percent (50%) of the Total Revolving Commitments have agreed to the extension (such agreement evidenced by their execution and delivery of a counterpart of this Agreement) and, subject to the satisfaction of the conditions in Section IV(B) hereof, the Revolving Termination Date as to the Consenting Lenders shall be extended to December 14, 2018. Subject to the right of the Borrower pursuant to Section 2.24(b) of the Credit Agreement to replace the Commitment of any Non-Extending Lenders for the remaining duration of the Credit Agreement, the Revolving Termination Date as to the Non-Consenting Lenders, if any, remains December 15, 2017.

B. The Extending Lenders, constituting the Required Lenders, hereby waive the advance notice requirements of Section 2.24(a) of the Credit Agreement and further waive the requirement that an approved extension of the existing Revolving Termination Date is effective as of the Consent Date and hereby agree that the extension of the existing Revolving Termination Date effected herein shall take effect as of the date of this Agreement.

SECTION IV.	CONDITIONS TO EFFECTIVENESS

A. The amendments set forth in Section I of this Agreement and the limited consent set forth in Section II of this Agreement shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent:

(a) Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Agreement duly executed by the Borrower and (ii) a counterpart signature page of this Agreement duly executed by such Lenders necessary to constitute the Required Lenders.

(b) Other Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof to the extent invoiced in reasonable detail, including, without limitation, reimbursement or other payment of reasonable legal fees and out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

(c) Necessary Consents. The Borrower shall have obtained all material consents necessary in connection with the transactions contemplated by this Agreement.

(d) Other Documents. The Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding the Borrower as the Administrative Agent may reasonably request.

B. The extension of the Revolving Termination Date pursuant to Section III of this Agreement shall become effective as of the date hereof when, and only when, each of the following conditions precedent shall have been satisfied:

(a) Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Agreement duly executed by the Borrower and (ii) a counterpart signature page of this Agreement duly executed by such Lenders holding more than fifty percent (50%) of the Total Revolving Commitments.

(b) Fees. The Borrower shall have paid to the Administrative Agent, for the account of each Extending Lender, an extension fee in the amount of 0.05% of such Lender’s Revolving Commitment as of the date hereof, which extension fee once paid will be fully earned and nonrefundable.

(c) Certificate. The Administrative Agent shall have received a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such extension of the Revolving Termination Date (i) no Default or Event of Default shall then exist or have occurred and be continuing and (ii) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such date as if made on and as of such date, except (A) to the extent any representation and warranty expressly relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such earlier date, except that the representations and warranties contained in Section 3.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement, and (B) no representation or warranty shall be made as to the matters set forth in Section 3.2, Section 3.6(ii) and Section 3.16 of the Credit Agreement.

SECTION V.	REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, to amend the Credit Agreement in the manner provided herein and provide the consent requested hereby, the Borrower represents and warrants to each Lender that the following statements are true and correct in all material respects:
A. Existence. The Borrower is organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

B. Power; Execution; Enforceable Obligations.

(a) The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement, the Credit Agreement (as amended by and/or consented to under this Agreement, the “Amended Agreement”) and the other Loan Documents and to obtain extensions of credit under the Amended Agreement. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement, the Amended Agreement and the other Loan Documents and to authorize the extensions of credit on the terms and conditions of the Amended Agreement.

(b) This Agreement has been duly executed and delivered on behalf of the Borrower.

(c) Each of this Agreement, the Amended Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

C. No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section V.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower, except for such approvals or consents which will be obtained on or before the date hereof and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 3 of the Amended Agreement are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except (i) to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, and (ii) no representation or warranty shall be made as to the matters set forth in Section 3.2, Section 3.6(ii) and Section 3.16 of the Credit Agreement.

F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or a Default.

G. Release of Claims. The Borrower has no knowledge of any claims, counterclaims, offsets or defenses to or with respect to its obligations under the Loan Documents arising prior to the date hereof, or if the Borrower has any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the execution of this Agreement.

H. Southern Company-AGL Merger Agreement. There have been no amendments, modifications, supplements, waivers or consents to the Southern Company-AGL Merger Agreement (including all schedules and exhibits thereto) since August 23, 2015 that are materially adverse to the interests of the Lenders.

SECTION VI.	MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement.

(ii) Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Headings. Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OB-LIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	NORTHERN ILLINOIS GAS COMPANY

	By:	/s/ Elizabeth W. Reese
		Name:	Elizabeth W. Reese
		Title:	EVP and CFO

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

SUNTRUST BANK, as Administrative Agent and a Lender

By:	/s/ Yann Pirio
	Name:	Yann Pirio
	Title:	Managing Director

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Allison Newman
	Name:	Allison Newman
	Title:	Director

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

U.S. Bank, National Association, as a Lender

By:	/s/ Raymond Palmer
	Name:	Raymond Palmer
	Title:	Senior Vice President

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Helen D. Davis
	Name:	Helen D. Davis
	Title:	Vice President

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Paul Farrell
	Name:	Paul Farrell
	Title:	Managing Director

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ J.B. Meanor II
	Name:	J.B. Meanor II
	Title:	Managing Director

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:	/s/ Kenneth W. Deere
	Name:	Kenneth W. Deere
	Title:	Senior Vice President

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

TD BANK, N.A., as a Lender

By:	/s/ Shannon Batchman
	Name:	Shannon Batchman
	Title:	Senior Vice President

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

PNC Bank, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Senior Vice President

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
	Name:	David Dewar
	Title:	Director

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

The Northern Trust Company, as a Lender

By:	/s/ Curt Bowers
	Name:	Curt Bowers
	Title:	Officer

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]

Branch Banking and Trust Company, as a Lender

By:	/s/ Robert T. Barnaby
	Name:	Robert T. Barnaby
	Title:	Senior Vice President

[Signature Page to Second Amendment & Extension Agreement to NICOR Credit Agreement]